Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Mark Kochvar
January 31, 2011	Chief Financial Officer
724-465-4826

S&T Bancorp, Inc. Announces 2010 Results

Indiana, Pennsylvania – S&T Bancorp, Inc. (NASDAQ: STBA), a full-service financial institution with office locations in 10 Pennsylvania counties, has announced its full year 2010 and fourth quarter earnings.

Todd D. Brice, president and chief executive officer of S&T Bancorp, Inc., offered the following highlights:

•	Full year 2010 earnings were $40.0 million or $1.44 diluted earnings per common share versus 2009 earnings of $2.0 million or $0.07 diluted earnings per common share.

•

Fourth quarter earnings were $11.4 million, an increase of 5% from the prior quarter, with diluted earnings per common share of $0.41 compared to $0.39 in the third quarter of 2010 and $0.28 in the fourth quarter of 2009.

•

Asset quality continued to improve in the fourth quarter, with nonperforming assets decreasing by 12% to $72.9 million, which equates to 2.16% of total loans plus OREO. This compares favorably to 2.45% in the third quarter of 2010 and 2.80% in the fourth quarter of 2009.

S&T Bancorp, Inc. Announces 2010 Results (continued)

“Our 2010 performance represents a significant improvement over 2009,” said Brice. “We expect this positive momentum to continue into 2011 as our asset quality metrics benefit from improving economic conditions. However, we remain aware of the challenges that exist, as our customers continue to be cautious in their borrowing needs and new regulations challenge our fee revenue.”

Net Interest Income

Net interest income on a fully taxable equivalent (FTE) basis for the full year 2010 was relatively flat at $150.5 million compared to $151.2 million in 2009. The net interest margin (FTE) improved in 2010 to 4.05% from 3.89% in 2009, largely offsetting the $174.2 million decrease in average earning assets. The improved margin is a result of lower borrowing and deposit costs experienced in 2010. Net interest income (FTE) for the fourth quarter of 2010 was $37.4 million compared to $38.1 million in the third quarter of 2010 and $37.7 million in the fourth quarter of 2009. The net interest margin (FTE) decreased to 4.06% in the fourth quarter of 2010 compared to 4.09% in the third quarter of 2010 and 3.94% in the fourth quarter of 2009.

Noninterest Income

Noninterest income improved by $3.3 million or 7.5% for the full year 2010 compared to 2009. Insurance fees increased $0.6 million primarily due to higher annual bonus commission income received in the first quarter of 2010 based upon positive trends in loss rates. Mortgage banking increased $0.7 million due to improved pricing on mortgage sales compared to the prior year. Further increasing noninterest income was a reclassification of debit card fee income of $2.3 million that was included in noninterest expense in 2009. Offsetting these increases was a decrease in NSF fees of $0.9 million due to regulatory changes (Regulation E).

For the fourth quarter 2010, noninterest income was $12.0 million compared to $12.3 million in the third quarter of 2010 and $11.4 million in the fourth quarter of 2009. NSF fees decreased by $0.4 million compared to the third quarter due to a full quarter’s impact of Regulation E.

S&T Bancorp, Inc. Announces 2010 Results (continued)

Asset Quality

Nonperforming assets decreased to $72.9 million or 2.16% of total loans plus other real estate owned (“OREO”) compared to $82.7 million or 2.45% in the third quarter of 2010 and down from $95.4 million or 2.80% in the fourth quarter of 2009. Included in nonperforming assets were restructured loans of $28.9 million. These restructured loans are a result of our continued efforts to work directly with our customers in these challenging times. Delinquency improved in the fourth quarter with total portfolio delinquency at 2.32% compared to 2.69% in the third quarter of 2010 and 3.64% in the fourth quarter of 2009. Early stage delinquencies (30-89 days) continued to improve, decreasing to 0.33% in the fourth quarter of 2010 compared to 0.46% in the third quarter of 2010 and 0.98% in the fourth quarter of 2009.

“Asset quality continues to be the top priority, and we are pleased with the progress we have seen in 2010,” Brice said. “While non-performing asset levels remain elevated, we have made steady progress in 2010 and are encouraged by the positive trends that we are seeing in both our loan portfolio and in the Western PA economy.”

The provision for loan losses decreased substantially in 2010 to $25.3 million from $72.4 million in 2009. Net charge-offs were also down significantly in 2010, to 1.02% of average loans compared to 1.60% in 2009. For the fourth quarter of 2010, the provision for loan losses was $3.5 million compared to $8.3 million for the third quarter of 2010 and $10.4 million in the fourth quarter of 2009. Net charge-offs were $9.4 million for the fourth quarter compared to $6.0 million in the third quarter and $11.7 million in the fourth quarter of 2009.

The allowance for loan losses at December 31, 2010 was $50.4 million or 1.50% of total loans, as compared to $56.3 million or 1.67% at September 30, 2010 and $59.6 million or 1.75% at December 31, 2009. The allowance to nonperforming loans was 75% at both December 31, 2010 and September 30, 2010, and 66% at December 31, 2009. The majority of the net charge-offs taken in the fourth quarter of 2010 were identified and

S&T Bancorp, Inc. Announces 2010 Results (continued)

recognized in the provision earlier in the year. Included in the allowance is $3.6 million of specific reserves compared to $10.5 million in the third quarter of 2010 and $17.0 million in the fourth quarter of 2009.

Noninterest Expense

Noninterest expense decreased for the full year 2010 by $2.5 million or 2.3% to $105.6 million compared to $108.1 million in 2009. FDIC expense represented the largest decrease, down $3.0 million in 2010 compared to 2009. Noninterest expense for the fourth quarter was $27.0 million compared to $24.9 million for the third quarter of 2010 and $25.1 million for the fourth quarter of 2009. The increase from the third quarter of 2010 includes higher salaries and benefits of $0.6 million. OREO expense increased quarter over quarter due to aggressive marketing efforts to move properties off our balance sheet. Also, there was a reduction in the reserve for unfunded loan commitments of $0.9 million in the third quarter compared to no change in the fourth quarter.

Financial Condition

Total assets were $4.1 billion at December 31, 2010 and September 30, 2010 compared to $4.2 billion at December 31, 2009. The decrease from December 31, 2009 is attributable to lower security and loan balances, partially offset by an increase in cash balances held at the Federal Reserve. Total gross loans remained at $3.4 billion at December 31, 2010, September 30, 2010 and December 31, 2009. Total deposits were $3.3 billion at December 31, 2010, September 30, 2010 and December 31, 2009. Demand deposits increased to $765.8 million as of December 31, 2010 compared to $743.5 million at September 30, 2010 and $712.1 million at December 31, 2009. During the fourth quarter, total borrowings remained relatively stable at $160.6 million at December 31, 2010 and $168.7 million at September 30, 2010, but have decreased significantly over the past year from $272.7 million at December 31, 2009 due to stable deposits and declines in earning assets.

S&T’s capital ratios continue to improve and exceed the “well-capitalized” thresholds of federal bank regulatory agencies with a tier 1 leverage capital ratio of 11.14%, tier 1 risk-based

S&T Bancorp, Inc. Announces 2010 Results (continued)

capital ratio of 13.35% and total risk-based capital ratio of 16.75%. The increase in capital ratios is primarily attributable to earnings retention. S&T’s tangible common equity ratio increased to 7.67% compared to 7.53% for the third quarter of 2010 and 6.84% for the fourth quarter of 2009.

About S&T Bancorp, Inc.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates 51 offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $4.1 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market System under the symbol STBA.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands, except per share data)

	For the 12 Months Ended December 31,
	2010	2009
Income Statements
Interest Income	$180,419	$195,087
Interest Expense	34,573	49,105

Net Interest Income	145,846	145,982
Taxable Equivalent Adjustment	4,627	5,202

Net Interest Income (FTE)	150,473	151,184

Provision For Loan Losses	25,338	72,354

Net Interest Income After Provisions (FTE)	125,135	78,830

Security Gains (Losses), Net	274	(5,088)

Service Charges and Fees	11,713	12,942
Wealth Management	7,808	7,500
Insurance	8,312	7,751
Other	19,102	15,475

Total Noninterest Income	46,935	43,668

Salaries and Employee Benefits	48,714	48,848
Occupancy and Equipment Expense, Net	12,046	11,886
Data Processing Expense	6,145	6,048
FDIC Expense	5,426	8,388
Other	33,302	32,956

Total Noninterest Expense	105,633	108,126

Income Before Taxes	66,711	9,284
Taxable Equivalent Adjustment	4,627	5,202
Applicable Income Taxes	15,892	(3,869)

Net Income	46,192	7,951
Preferred Stock Dividends	6,201	5,913

Net Income Available to Common Shareholders	$39,991	$2,038

Per Common Share Data:

Average Shares Outstanding - Diluted	27,813,406	27,658,861
Diluted Earnings Per Share	$1.44	$0.07
Dividends Declared	$0.45	$0.61

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands, except per share data)

	2010	2010	2009
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Income Statements
Interest Income	$44,210	$45,325	$47,126
Interest Expense	7,876	8,352	10,671

Net Interest Income	36,334	36,973	36,455
Taxable Equivalent Adjustment	1,075	1,137	1,274

Net Interest Income (FTE)	37,409	38,110	37,729

Provision For Loan Losses	3,503	8,278	10,399

Net Interest Income After Provisions (FTE)	33,906	29,832	27,330

Security Gains (Losses), Net	11	6	(487)

Service Charges and Fees	2,602	2,974	3,349
Wealth Management	2,047	1,861	1,924
Insurance	1,855	2,125	1,884
Other	5,487	5,369	4,213

Total Noninterest Income	11,991	12,329	11,370

Salaries and Employee Benefits	12,452	11,887	12,211
Occupancy and Equipment Expense, Net	3,123	2,863	2,898
Data Processing Expense	1,544	1,547	1,473
FDIC Expense	1,367	1,359	1,475
Other	8,533	7,292	7,031

Total Noninterest Expense	27,019	24,948	25,088

Income Before Taxes	18,889	17,219	13,125
Taxable Equivalent Adjustment	1,075	1,137	1,274
Applicable Income Taxes	4,812	3,600	2,660

Net Income	13,002	12,482	9,191
Preferred Stock Dividends	1,553	1,551	1,545

Net Income Available to Common Shareholders	$11,449	$10,931	$7,646

Per Common Share Data:

Shares Outstanding at End of Period	27,951,689	27,849,171	27,746,554
Average Shares Outstanding - Diluted	27,883,109	27,812,637	27,701,846
Diluted Earnings Per Share	$0.41	$0.39	$0.28
Dividends Declared	$0.15	$0.15	$0.00
Common Book Value	$17.00	$16.83	$16.14
Tangible Common Book Value (1)	$10.82	$10.61	$9.85
Market Value	$22.59	$17.42	$17.01

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands, except per share data)

	For the 12 Months Ended December 31,
	2010		2009
Net Interest Margin (Yearly Averages)
Assets
Loans - FTE	$3,386,112	5.09%	$3,473,169	5.26%
Securities/Other - FTE	326,757	3.90%	413,927	4.23%

Total Interest-earning Assets	3,712,869	4.98%	3,887,096	5.15%
Noninterest-earning Assets	410,597		372,193

Total Assets	$4,123,466		$4,259,288

Liabilities and Shareholders’ Equity
Now/Money Market/Savings	$1,267,709	0.26%	$1,243,958	0.41%
Certificates of Deposits	1,300,803	1.95%	1,367,372	2.44%
Borrowed funds < 1 year	78,962	0.27%	190,948	0.36%
Borrowed funds > 1 year	133,539	4.23%	217,664	4.59%

Total Interest-bearing Liabilities	2,781,013	1.24%	3,019,943	1.63%

Noninterest-bearing Liabilities:
Demand Deposits	728,708		637,434
Shareholders’ Equity/Other	613,745		601,912

Total Noninterest-bearing Liabilities	1,342,453		1,239,346

Total Liabilities and Shareholders’ Equity	$4,123,466		$4,259,288

Net Yield on Interest-earning Assets		4.05%		3.89%

	2010		2010		2009
	Fourth		Third		Fourth
	Quarter		Quarter		Quarter
Net Interest Margin (Quarterly Averages)
Assets
Loans - FTE	$3,360,820	5.02%	$3,377,607	5.10%	$3,412,510	5.17%
Securities/Other - FTE	296,271	3.77%	315,823	3.82%	385,966	4.09%

Total Interest-earning Assets	3,657,091	4.92%	3,693,430	4.99%	3,798,476	5.06%
Noninterest-earning Assets	460,084		412,247		368,819

Total Assets	$4,117,175		$4,105,677		$4,167,295

Liabilities and Shareholders’ Equity
Now/Money Market/Savings	$1,289,946	0.25%	$1,250,278	0.24%	$1,249,343	0.41%
Certificates of Deposits	1,268,473	1.82%	1,309,880	1.89%	1,339,761	2.15%
Borrowed funds < 1 year	48,121	0.11%	62,011	0.24%	114,129	0.27%
Borrowed funds > 1 year	120,192	4.16%	121,218	4.26%	183,165	4.45%

Total Interest-bearing Liabilities	2,726,732	1.15%	2,743,387	1.21%	2,886,398	1.47%

Noninterest-bearing Liabilities:
Demand Deposits	757,857		743,265		682,095
Shareholders’ Equity/Other	632,586		619,025		598,802

Total Noninterest-bearing Liabilities	1,390,443		1,362,290		1,280,897

Total Liabilities and Shareholders’ Equity	$4,117,175		$4,105,677		$4,167,295

Net Yield on Interest-earning Assets		4.06%		4.09%		3.94%

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands, except per share data)

	2010	2010	2009
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Balance Sheet (Period-End)
Assets
Cash	$108,150	$88,157	$69,153
Securities	310,390	301,260	378,402
Loans, Net	3,316,712	3,314,702	3,344,827
Other Assets	382,648	393,989	378,093

Total Assets	$4,117,900	$4,098,108	$4,170,475

Liabilities and Shareholders’ Equity
Noninterest-bearing Deposits	$765,812	$743,453	$712,121
Interest-bearing Deposits	2,551,712	2,561,117	2,592,421
Short-term Borrowings	40,653	48,189	96,235
Long-term Debt	119,984	120,468	176,513
Other Liabilities	58,362	50,374	39,867
Shareholders’ Equity	581,377	574,507	553,318

Total Liabilities and Shareholders’ Equity	$4,117,900	$4,098,108	$4,170,475

	2010	2010	2009
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Loans (Period-End)
Consumer
Home Equity	$441,096	$451,275	$458,643
Residential Mortgage	367,873	365,390	363,466
Consumer	74,780	76,148	81,141
Construction	4,019	6,946	11,836

Total Consumer Loans	887,768	899,759	915,086
Commercial
Commercial Real Estate	1,497,361	1,436,971	1,428,329
Commercial & Industrial	722,359	728,091	701,650
Construction	259,598	306,162	359,342

Total Commercial Loans	2,479,318	2,471,224	2,489,321

Total Loans	$3,367,086	$3,370,983	$3,404,407

	2010		2010		2009
	Fourth		Third		Fourth
	Quarter		Quarter		Quarter
		% NPL		% NPL		% NPL
Nonperforming Loans (NPL)
Consumer
Home Equity	$1,432	0.32%	$1,700	0.38%	$2,252	0.49%
Residential Mortgage	5,996	1.63%	5,159	1.41%	5,583	1.54%
Consumer	65	0.09%	89	0.12%	20	0.02%
Construction	526	13.09%	530	7.63%	—	—

Total Consumer Loans	8,019	0.90%	7,478	0.83%	$7,855	0.86%
Commercial
Commercial Real Estate	47,470	3.17%	51,792	3.60%	53,789	3.77%
Commercial & Industrial	3,567	0.49%	8,469	1.16%	7,489	1.07%
Construction	7,987	3.08%	7,600	2.48%	21,674	6.03%

Total Commercial Loans	59,024	2.38%	67,861	2.75%	82,952	3.33%

Total Nonperforming Loans	67,043	1.99%	$75,339	2.23%	$90,807	2.67%

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands, except per share data)

	2010		2010		2009
	Fourth		Third		Fourth
	Quarter		Quarter		Quarter
Construction and Commercial Real Estate (CRE) by Location
Pennsylvania	$1,390,635		$1,382,894		$1,427,794
New York	106,580		102,315		104,111
Ohio	74,330		70,363		75,641
West Virginia	21,195		21,852		14,341
Tennessee	17,037		20,379		15,253
Southeast Region	49,903		54,802		54,255
Southwest Region	29,807		30,547		31,521
Midwest Region	29,740		23,417		25,998
Mid-Atlantic Region	13,705		12,327		14,875
Western Region	13,008		13,170		13,223
New England	11,019		11,067		10,659

Total Construction and CRE by Location	$1,756,959		$1,743,133		$1,787,671

		% NPL		% NPL		% NPL
Construction and Commercial Real Estate - NPL by Location
Pennsylvania	$43,516	3.13%	$45,760	3.31%	$55,413	3.88%
New York	1,533	1.44%	1,815	1.77%	5,847	5.62%
Ohio	—	—	—	—	—	—
West Virginia	—	—	—	—	—	—
Tennessee	—	—	—	—	—	—
Southeast Region	1,716	3.44%	2,457	4.48%	3,019	5.56%
Southwest Region	760	2.55%	1,406	4.60%	3,712	11.78%
Midwest Region	—	—	—	—	—	—
Mid-Atlantic Region	—	—	—	—	—	—
Western Region	—	—	—	—	—	—
New England	7,932	71.98%	7,954	71.87%	7,472	70.10%

Total Construction and CRE - NPL by Location	$55,457	3.16%	$59,392	3.41%	$75,463	4.22%

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands)

	2010	2010	2009
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Construction and Commercial Real Estate by Type
Retail/Strip Malls	$304,324	$298,956	$278,840
Residential Rental Properties	242,756	218,436	268,818
Offices	232,655	227,663	247,098
Hotels	192,954	195,841	165,953
Manufacturing/Industrial/Warehouse	118,790	128,820	121,928
Flex/Mixed Use	118,610	112,081	107,324
Healthcare/Education	95,029	91,755	101,500
Real Estate Development - Commercial	93,296	103,110	106,762
Real Estate Development - Residential	88,487	92,855	83,352
Miscellaneous	270,058	273,616	306,096

Total Construction and CRE by Type	$1,756,959	$1,743,133	$1,787,671

	2010		2010		2009
	Fourth		Third		Fourth
	Quarter		Quarter		Quarter
		% NPL		% NPL		% NPL
Construction and Commercial Real Estate - NPL by Type
Retail/Strip Malls	$3,176	1.04%	$3,866	1.29%	$4,999	1.79%
Residential Rental Properties	11,087	4.57%	12,653	5.79%	5,254	1.95%
Offices	2,720	1.17%	3,036	1.33%	1,426	0.58%
Hotels	1,465	0.76%	2,562	1.31%	2,095	1.26%
Manufacturing/Industrial/Warehouse	1,944	1.64%	555	0.43%	3,632	0
Flex/Mixed Use	2,740	2.31%	3,182	2.84%	6,113	5.70%
Healthcare/Education	1,509	1.59%	3,951	4.31%	3,566	3.51%
Real Estate Development - Commercial	8,684	9.31%	9,181	8.90%	10,493	9.83%
Real Estate Development - Residential	6,693	7.56%	4,965	5.35%	9,362	11.23%
Miscellaneous	15,439	5.72%	15,441	5.64%	28,523	9.32%

Total Construction and CRE - NPL by Type	$55,457	3.16%	$59,392	3.41%	$75,463	4.22%

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands, except per share data)

	2010	2010	2009
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual Loans and Nonperforming Loans	$67,043	$75,339	$90,807
Assets Acquired through Foreclosure or Repossession	5,820	7,367	4,607
Nonperforming Assets	72,863	82,706	95,414
Restructured Loans (nonaccrual)	28,006	14,618	—
Restructured Loans (accruing)	2,139	1,268	—
Total Restructured Loans	30,145	15,886	—
Allowance for Loan Losses	50,374	56,281	59,580
Nonperforming Loans / Loans	1.99%	2.23%	2.67%
Nonperforming Assets / Loans plus OREO	2.16%	2.45%	2.80%
Allowance for Loan Losses / Loans	1.50%	1.67%	1.75%
Allowance for Loan Losses / Nonperforming Loans	75%	75%	66%
Net Loan Charge-offs (Recoveries)	9,411	5,965	11,699
Net Loan Charge-offs (Recoveries) (Annualized) / Average Loans	1.11%	0.70%	1.36%

Profitability Ratios (Annualized)
Common Return on Average Assets	1.10%	1.06%	0.73%
Common Return on Average Tangible Assets (2)	1.15%	1.10%	0.76%
Common Return on Average Equity	7.86%	7.61%	5.56%
Common Return on Average Tangible Common Equity (3)	15.19%	14.93%	11.42%
Efficiency Ratio (FTE) (4)	54.69%	49.46%	51.10%

Capitalization Ratios
Dividends Paid to Net Income	36.49%	38.18%	54.31%
Common Equity / Assets	11.54%	11.43%	10.74%
Leverage Ratio	11.14%	10.92%	10.26%
Risk Based Capital - Tier I	13.35%	12.97%	12.10%
Risk Based Capital - Total	16.75%	16.35%	15.43%
Tangible Common Equity / Tangible Assets (5)	7.67%	7.53%	6.84%

		For the 12 Months Ended December 31,
		2010	2009
Asset Quality Data
Net Loan Charge-offs (Recoveries)		$34,544	$55,463
Net Loan Charge-offs (Recoveries) (Annualized) / Average Loans		1.02%	1.60%

Profitability Ratios
Common Return on Average Assets		0.97%	0.05%
Common Return on Average Tangible Assets (6)		1.01%	0.05%
Common Return on Average Equity		7.06%	0.37%
Common Return on Average Tangible Common Equity (7)		13.92%	0.76%
Efficiency Ratio (FTE) (4)		53.51%	55.49%

Capitalization Ratios
Dividends Paid to Net Income		41.72%	1247.64%

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands, except per share data)

	2010	2010	2009
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

(1) Tangible Common Book Value
Common Book Value (GAAP Basis)	$17.00	$16.83	$16.14
Effect of Excluding Intangible Assets	(6.18)	(6.22)	(6.29)

Tangible Common Book Value	$10.82	$10.61	$9.85

(2) Common Return on Average Tangible Assets
Common Return on Average Assets (GAAP Basis)	1.10%	1.06%	0.73%
Effect of Excluding Intangible Assets	0.05%	0.04%	0.03%

Common Return on Average Tangible Assets	1.15%	1.10%	0.76%

(3) Common Return on Average Tangible Common Equity
Common Return on Average Common Equity (GAAP Basis)	7.86%	7.61%	5.56%
Effect of Excluding Intangible Assets	3.97%	3.99%	3.24%
Effect of Excluding Preferred Stock	3.36%	3.33%	2.62%

Common Return on Average Tangible Common Equity	15.19%	14.93%	11.42%

(4) Recurring noninterest expense divided by recurring noninterest income plus net interest income, on a fully taxable equivalent basis.

(5) Tangible Common Equity / Tangible Assets
Common Equity / Assets (GAAP Basis)	11.54%	11.43%	10.74%
Effect of Excluding Intangible Assets	-3.87%	-3.90%	-3.90%

Tangible Common Equity / Tangible Assets	7.67%	7.53%	6.84%

		For the 12 Months Ended December 31,
		2010	2009
(6) Common Return on Average Tangible Assets
Common Return on Average Assets (GAAP Basis)		0.97%	0.05%
Effect of Excluding Intangible Assets		0.04%	0.00%

Common Return on Average Tangible Assets		1.01%	0.05%

(7) Common Return on Average Tangible Common Equity
Common Return on Average Equity (GAAP Basis)		7.06%	0.37%
Effect of Excluding Intangible Assets		3.75%	0.21%
Effect of Excluding Preferred Stock		3.11%	0.18%

Common Return on Average Tangible Common Equity		13.92%	0.76%